EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form SB-2 of Clearant, Inc. (the “Company”) of our report dated May 17, 2007, which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, CA
September 26, 2007